EXHIBIT 15.2

LETTER TO THE COMMISSION AND CONSENT OF FORMER PRINCIPAL ACCOUNTANT MCGOVERN, HURLEY, CUNNINGHAM, LLP

United States Securities and Exchange Commission

Division of Corporation Finance

100 F. Street N.E.

Washington, D.C. 20549-7010

RE: KISKA METALS CORPORATION

    CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

We have reviewed a copy of the disclosures that Kiska Metals Corporation (the “Registrant”) is making in response to Item 16F “Change in Registrant’s Certifying Accountant“ contained in the Registrant’s Transition Report on Form 20-F for the fiscal year ended December 31, 2009.

We agree with the statements made by the Registrant in response to Item 16F of the Registrant’s Transition Report on Form 20-F for the fiscal year ended December 31, 2009.

We further consent to the filing of this letter as an exhibit to the Registrant’s Transition Report on Form 20-F for the fiscal year ended December 31, 2009.

MCGOVERN, HURLEY, CUNNINGHAM, LLP

 /s/ “McGovern, Hurley, Cunningham, LLP”

Chartered Accountants

Licensed Public Accountants

Former Principal Accountant of Kiska Metals

Corporation

Toronto, Canada

April 23, 2010

2005 Sheppard Avenue East, Suite 300, Toronto Ontario, Canada M2J 5B4

Telephone: (416) 496-1234   Fax: (416) 496-0125 Email: info@mhc-ca.com